UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2007

NATIONAL PROPERTY INVESTORS 5

(Exact name of Registrant as specified in its charter)

       California

   0-11095

  22-2385051

(State or other jurisdiction

 (Commission

     (I.R.S. Employer

   of incorporation)

 File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definitive Agreement.

Please see the description under Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2007, National Property Investors 5, a California limited partnership (the “Registrant”), obtained an additional mortgage in the principal amount of $800,000 on its sole investment property, Willow Park on Lake Adelaide Apartments, located in Altamonte Springs, Florida.  The additional mortgage bears interest at 5.84% per annum, requires monthly payments of principal and interest of approximately $5,000 beginning on October 1, 2007 through the December 1, 2015 maturity date. The additional mortgage has a balloon payment of approximately $697,000 due at maturity. If no event of default exists at maturity, the maturity date will automatically be extended for one additional year, to December 1, 2016, during which period the new mortgage would bear interest at the one-month LIBOR rate plus 250 basis points and would require monthly payments of principal and interest.   The Registrant may prepay the additional mortgage at any time with 30 days written notice to the lender subject to a prepayment penalty. As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Registrant, to guarantee the obligations and liabilities of the Registrant with respect to the new mortgage financing.

In accordance with the terms of the additional loan agreement, payment of the loan may be accelerated at the option of the lender if an event of default, as defined in the loan agreement, occurs. Events of default include, but are not limited to: nonpayment of monthly principal and interest by the due date; nonpayment of the matured balance of the loan on the maturity date; and the occurrence of any breach or default in the performance of any of the covenants or agreements made by the Registrant.

The foregoing description is qualified in its entirety by reference to the Multifamily Note, which is filed as exhibit 10.31 to this report.

In accordance with the Registrant’s partnership agreement, the Registrant’s managing general partner is evaluating what portion of the remaining net proceeds, if any, will be distributed to the Registrant’s partners.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

    The following exhibit is filed with this report:

10.31

Form of Multifamily Note, dated August 31, 2007 between National Property Investors 5, a California limited partnership, and Capmark Bank, a Utah industrial bank. *

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Property Investors 5

By:

NPI EQUITY INVESTMENTS, INC.

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

September 7, 2007